                                                                    EXHIBIT 10.7


                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT, made on April 9, 1998 is between Lantronix, a California corporation, ("Employer"), located at 15353 Barranca Parkway, Irvine, California 92714, and Frederick G. Thiel, a married individual, ("Employee"), residing at 25906 Portafino Drive, Mission Viejo, California 92691, by virtue of the following facts, events, circumstances and desires:

                                    RECITALS

     A WHEREAS, Employee desires to work for Employer and receive compensation, and Employer desires to employ Employee:

     B. WHEREAS, Employer is engaged in the business of developing and selling switches and other peripheral devices used in local area networking computer systems;

     C. WHEREAS, Employee, in the course of employment, will obtain or develop confidential information and trade secrets;

     D. WHEREAS, Employee recognizes and acknowledges that Employer must maintain and preserve all such confidential information and trade secrets for the protection of its business, competitive position and goodwill; and

     E. WHEREAS, Employer desires assurance that Employee will not compete with it for a reasonable period of time after termination of employment, and Employee is willing to refrain from competition.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this agreement, and in consideration of Employee's employment and continued employment by Employer, it is agreed as follows:

                                   AGREEMENT

     1. Term. Subject to this Agreement's terms and conditions, Employer agrees to employ Employee, The employment term shall commence April 9, 1998 and shall terminate April 9, 2001. The Employee will be employed by the Employer until such time as either or both parties choose to discontinue the employment. The employment relationship shall be that of an Employee at will.

     2. Duties. While employed by Employer, Employee shall devote his entire working time, skill and attention exclusively to the interests and business of Employer, shall perform such duties as may be assigned to him from time to time by Employer, shall comply to the best of his ability with all policies and directives issued by Employer's Board of Directors, and shall in all rejects do his utmost to further enhance and develop the best interests and welfare of the Employer. Employee's specific title, responsibility, authority and reporting shall be as detailed on Exhibit "1" attached hereto and incorporated herein.

     3.  Compensation

          3. l  Base Salary. The Employer shall pay to the Employee as base
                -----------
compensation the total sum of One Hundred Sixty Thousand Dollars ($160,000.00) per year, payable at those intervals as the Employer shall pay other Executives, commencing April 9, 1998. Said base salary shall be subject to annual review by the Employer's Board of Directors.

          3.2  Bonus. In addition to said base salary, Employee shall also
               -----
receive a bonus amount calculated in accordance with the Executive Incentive Compensation Program attached hereto and incorporated herewith as Exhibit "2" Said bonus amount shall be paid quarterly and amount to up to 30% of the annual base salary referenced in Paragraph 3.1 above.

          3.3  Automobile Allowance. Employee shall receive an automobile
               --------------------
allowance of $400 per month.

          3.4  Insurance Coverage. Employer shall make available to Employee and
               ------------------
his dependents whatever coverages Employee shall elect under Employer's standard corporate medical, dental, life and disability, insurance programs as each such respective benefit is made available to any other Executive employee of Employer at a comparable level within the organization.

          3.5  Expenses. Employee shall be reimbursed by Employer for all
               --------
reasonable entertainment promotion or other expenses advanced by him on behalf of Employer.

          3.6  Other Incentives. Employee shall be entitled to participate in
               ----------------
any other Employee incentive programs offered by Employer, including but not limited to such proteins as a IRC Section 401(k) plan.

          3.7   Vacation. Employee will initially be entitled to eighteen (18)
                --------
days of vacation per year accrued ratably on a monthly basis. Vacation time that has accrued but is unused at the end of the calendar year will be compensated at the base salary rate.

          3.8  Stock Options. Employer shall grant to Employee stock options as
               -------------
indicated in the subparagraphs below. Employee and Employer shall cooperate with one another to maximize the tax advantaged position of Employee with respect to the options to be granted to the extent feasible all of the options shall be from Employer's Qualified Incentive Stock Option Plan, either the existing 1993 Plan or a new plan, which Employer shall cause to be adopted by its Board of Directors and Shareholders. To the extent the intended options cannot be fit within a qualified plan, they shall be made from Employer's Non-Qualified Stock Option Plan. Understanding these conceptual parameters, the stock options to which Employee shall be entitled consist of:

               3.8.1 One percent (1%) of the amount of shares of Employer's common stock outstanding at execution of this Agreement, to vest over four years, at the rate of 25% at the first anniversary hereof and ratably per month thereafter;

               3.8.2 Two percent (2%) of the amount of shares of Employer's common stock outstanding at. execution hereof, to vest at time of completion of sale of Employer or completion of an initial public offering of Employer's common stock; and

               3.8.3 One half percent (1/2%) of the amount of shares of Employer's common stock outstanding at execution hereof, to vest at completion of a yet to be determined milestone. Said milestone to be adopted by mutual agreement of Employee and a majority of Employer's Board of Directors.

     4. Termination. The Employer shall have the right to terminate employment without cause, upon three weeks prior notice, or for cause, immediately after notice. Employee Shall have the advantage of certain severance benefits on termination provided in that certain Severance Agreement attached hereto and incorporated herein as Exhibit "5" The term "cause" shall mean:

          4.1 Conduct on the Employee's part intended to or likely to injure the Employer's business or reputation;

          4.2 The Employee's perpetration of a crime involving moral turpitude, whether relating to employment or otherwise;

          4.3 Significant failure by the Employee to perform duties and obligations as forth in this Agreement, resulting in substantial damage to the Employer.

     5.  Confidential Information.

          5.1  Definition. "Confidential information" means information that is
               ----------
proprietary to the Employer or proprietary to others and entrusted to the Employer, whether or not trade secrets. Confidential information includes, but is not limited to, information relating to business plans and to business as conducted or anticipated to be conducted, and to past, current or anticipated products. Confidential information also includes without limitation, Employer-information concerning (a) price lists, (b) costs of production, and (c) raw material costs, (d) selling costs, (e) delivery costs, (f) information concerning new or proposed new products, including the nature and design of such products and the plans for marketing such products, (g) internal procedures and policies, (h) customer lists, account names, contacts, addresses and sales activity, (i) names and addresses of suppliers and vendors, (j) tax and financial information, (k) reserves, (1) intellectual property owned or leased by the company, (m) banking relationships and arrangements (n) Employees, (o) management personnel and policies, (p) quotation names, addresses, contacts and quote workups, (q) all mailing lists, (r) company product training materials and courses, and (s) company computer programs and printouts.

          5.2  Prohibitions Against Use. During or subsequent to the termination
               ------------------------
of Employee's employment, whether termination is voluntary or involuntary; Employee will not use or disclose, other than in connection with employment with the company, any confidential information to any person not employed by the company or not authorized by the company to receive confidential information without the prior written consent of the company. Employee will use reasonable and prudent care to safeguard and protect and prevent the unauthorized use and disclosure of confidential information. The obligations contained in this paragraph will survive for as long as the company in its sole judgment considers the information to be confidential information.

6. Protective Covenant/Non-Competition. While employed by Employer and after such. employment until the second anniversary of such cessation of employment (the "Non-compete Period"), whether-termination is voluntary or involuntary, Employee agrees not to accept employment, consult with or otherwise become associated or affiliated with any person, firm. association or other entity that is directly or indirectly in competition with the services, products. business or activities of Employer.

     It is specifically agreed that during the Non-compete Period, Employee shall not in any manner contact, solicit or cause to be solicited any of Employer's customers, suppliers or clients or former or prospective customers or suppliers for any purpose whatsoever, without the written consent of Employer. Employee further agrees that during his employment and for one (1) year after termination of his employment, he will not directly or indirectly, in any manner, request or induce Employee of Employer to leave his employment with Employer, unless expressly authorized or instructed to do so in writing by Employer.

     It is understood by both parties to this agreement that the protective covenants meant for the reasonable protection of the business of Employer and not to impair the ability of Employee to earn a living. Should any portion of this covenant be construed by a court of law or equity as less than reasonable, the parties agree to the establishment by such court of an obligation for the protection of Employer's business that it deems reasonable.

     7. Return of Property. All documents, drawings, lists, records or other tenable or intangible thing relating to the business of Employer that Employee originates or comes into the Employee's possession in any way during the employment period shall remain the sole property, of Employer. Any copies, abstracts or summaries of such items are likewise the sole property of Employer. Employee shall not make copies or prepare abstracts or summaries of such items except for the sole use and account of Employer and with the consent and instruction of Employer's management. Upon termination of employment of Employee, he or she shall immediately return to Employer all such items in his or her possession, as well as all of Employer's property he or she has received for assistance in performing work duties, including but not limited to those items outlined above; as well as any of Employer's equipment or supplies. Employee shall be liable for damages to Employer for any such property not so returned.

     8. Remedy. Employee acknowledges and agrees that the confidential information, trade secrets and special `knowledge acquired by him or her during his or her employment with Employer is valuable and unique, and that breach by him or her of the provisions of this agreement will cause employer irreparable injury and damage. It cannot be reasonably or adequately compensated by money damages. Employee, therefore, expressly agrees that Employer shall be entitled to injunctive or other equitable relief in order to prevent a breach of this agreement or any part thereof, in addition to such other remedies legally available to Employer. Employee expressly waives the claim or defense that Employer has an adequate remedy at law.

     9. Applicable Law. This agreement shall be governed, interpreted and construed in accordance with the laws of the State of California.

     10. Severability. In the event that any portion of this agreement shall be deemed unenforceable or void such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this agreement.

     11. Entire Agreement. It is agreed that the provisions of the agreement contain the entire agreement on the subject covered between the parties, and cannot be modified orally, and can only be modified by written agreement signed by Employee and Employer. This agreement shall be binding upon the parties and their respective heirs, administrators and assigns.

     12. Voluntary Agreement. I understand I will have access to confidential information and customer accounts while employed by Employer. I further acknowledge that I have freely and voluntarily entered into this Agreement. which contains restrictions on my ability to complete with Lantronix for any reason I recognize that Lantronix has provided me adequate consideration for my agreement herein.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the date identified at the beginning of the agreement.

                              "EMPLOYEE"



                              /s/ Frederick G. Thiel
                              ----------------------
                              Frederick G. Thiel


                              LANTRONIX


                              By: /s/ Bernhard Bruscha
                                 -------------------------

                              Its:
                                  --------------------------

                                  EXHIBIT "1"

TITLE:              CEO


RESPONSIBILITIES:   The responsibility of the CEO is to ensure the (1)
                    achievement of a reasonable interpretation of the organizational results, beneficiaries, and cost of those results as described in the board's ends policies, and (2) avoidance of a reasonable interpretation of the unacceptable conditions and actions described in the board's executive limitation policies.

                    Ends policies are board policies that define the mission of the company and the key priority result areas. These are written as clearly measurable objectives with dates an milestones.

                    Executive limitations are board policies that define and/or limit activities and conditions for the operation of the company, including budgets, financial conditions, staff treatment, asset protection, staff compensation, and board information.


AUTHORITY:          The CEO is empowered to make all decisions, create all
                    policies, and authorize all engagements that, upon board request, he can demonstrate to be consistent with a reasonable interpretation of the board's ends and executive limitations.


REPORTING:          The CEO reports to the board of directors as a whole -- not to any individual member of the board.

                                  EXHIBIT "2"

                    EXECUTIVE INCENTIVE COMPENSATION PROGRAM
                    ----------------------------------------

The purpose of the Executive Incentive Compensation Plan is to enhance and reinforce the goals of Lantronix (the "Company") for profitable growth and continuance of a sound overall condition by providing selected employees with additional financial rewards for attainment of such growth and stable financial and operating condition. Final approval of the payment of any awards made under the Plan is subject to the discretion of the Board of Directors.

The Plan will take into account two major categories in determining incentive compensation:

 .  Corporate Financial Goals
   -------------------------
 .  Individual Management Objectives
   --------------------------------

Following is a matrix of the mix of annual incentive compensation elements for selected management levels:

--------------------------------------------------------------------------------------------------------------
LEVEL                                   Financial                    MBO's                    % of $base
--------------------------------------------------------------------------------------------------------------
CEO/President                              60%                        40%                        30%
--------------------------------------------------------------------------------------------------------------

Weighting and Factors:
---------------------

Financial goals consist of revenues, gross margin and net operating income in dollars and are weighed as follows:

Revenue             20%
Gross Margin        50%
Net                 30%

Gross margin carries the greatest weight, due to its importance in providing the fuel that powers the company.

As a further incentive, each goal uses a step function factor with thresholds to determine actual bonus amount as follows:

------------------------------------------------------------------------------------------------------------
Element                                     Percentage of Goal                          Factor
------------------------------------------------------------------------------------------------------------
Revenue                                      Lesser than 85%                              0.0x
                                    ------------------------------------------------------------------------
                                                 85-95%                                   0.5x
                                    ------------------------------------------------------------------------
                                                96-110%                                   1.0x
                                    ------------------------------------------------------------------------
                                             Greater than 110%                            2.0x
------------------------------------------------------------------------------------------------------------
Gross Margin                                 Lesser than  80%                             0.0x
                                    ------------------------------------------------------------------------
                                                 81-90%                                   0.5x
                                    ------------------------------------------------------------------------
                                                91-115%                                   1.0x
                                    ------------------------------------------------------------------------
                                             Greater than 115%                            2.0x
------------------------------------------------------------------------------------------------------------
Net                                          Lesser than 60%                              0.0x
                                    ------------------------------------------------------------------------
                                                61-80%                                    0.5x
                                    ------------------------------------------------------------------------
                                                81-120%                                   1.0x
                                    ------------------------------------------------------------------------
                                             Greater than 120%                            2.0x
------------------------------------------------------------------------------------------------------------


Example:
-------

MBO Baseline $/qtr:      $15,000   Fin. %     60%   MBO %   40%
    Period:   Q3 1997

---------------------------------------------------------------------------------------------------------------------
FINANCIAL                   TARGET              ACTUAL                 RESULT/           BASELINE           (R/F)*
GOALS:                                                                 FACTOR                              BASELINE
---------------------------------------------------------------------------------------------------------------------
REVENUE                     $10,000             $10,500                 105%              $1,800           $1,8000.00
                                                                        1.0               20%
---------------------------------------------------------------------------------------------------------------------
GROSS MARGIN                $ 4,600             $ 5,500                 120%              $4,500           $ 9,000.00
                                                                        2.0               50%
---------------------------------------------------------------------------------------------------------------------
PROFIT                      $ 1,100             $   800                 73%               $2,700           $ 1,350.00
                                                                        0.5               30%
---------------------------------------------------------------------------------------------------------------------
                                                                     SUBTOTAL  FINANCIAL  $9,000           $12,150.00
---------------------------------------------------------------------------------------------------------------------

Rules:
-----

13. Incentive compensation is to be paid quarterly based on targeted quarterly financial goals and MBO's.


14. Circumstance beyond the control of the executive, or not contemplated by the parties when setting goals, should not negatively affect the incentive compensation calculation. As such circumstances arise, expectations as to the potential effect should be negotiated between the executive and his supervisor(s). Disputes should be resolved solely at the discretion of the Board of Directors.

15. Financial goal targets should be based on the Board approved operating plan and any periodic updates that may be made.

16. MBO's need to be specifically defined, measurable, subject to partial credit or all or none, reasonably able to be accomplished, support the overall goals of the Company and the Operating Plan, and negotiated and agreed to by supervisor and executive.

                                  EXHIBIT "3"

                   LANTRONIX 1993 INCENTIVE STOCK OPTION PLAN

                                [To Be Attached]

                                  EXHIBIT "4"

                   LANTRONIX INCENTIVE STOCK OPTION AGREEMENT



                                [To Be Attached]

                                  EXHIBIT "5"

                              SEVERANCE AGREEMENT

     This Severance Agreement ("Agreement") is made and entered into by LANTRONIX, a California corporation ("Company"), and FREDERICK G. THIEL ("Executive")

                                    RECITALS

     WHEREAS, Executive is employed as Chief Executive Officer of the Company;
and

     WHEREAS, the Company desires to provide certain benefits to Executive as described herein as an incentive for Executive to continue to serve as an officer of the Company.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the promises and covenants set forth in this Agreement and for other valuable consideration, the parties agree as follows:

     1.   Termination or Resignation Following a Change in Control. If a
          --------------------------------------------------------
"Change in Control" (as hereinafter defined) of the Company occurs after the date hereof, and after such Change in Control either (i) the Company terminates Executive without "Cause" ( as hereinafter defined) on or before the two year anniversary of the date of the Change in Control, or (ii) Executive resigns with "Good Reason" (as hereinafter defined on or before the two year anniversary of the date of the Change in Control, then as a severance benefit and in lieu of all other compensation or damages (except as set forth in Section 3 hereof) the Company shall:

          a. Continue to pay Executive his current base salary and automobile allowance as in effect on the date of such termination or resignation through the end of the month in which the applicable termination or resignation occurred and continuing for a period of fifteen months, payable either monthly installments within five days after the end of each month, or at the option of Executive (i) 50% in a lump sum within 45 days after the date of termination or resignation and (ii) 50% in fifteen equal monthly installments, commencing within fifteen days following termination or resignation and continuing thereafter on the same day of each month.

          b. Pay Executive an amount equal to 125% of the average of the two highest annual bonuses that were actually paid to Executive by the Company (under all bonus plans available to Executive) during the three bonus years preceding the date of termination or resignation, payable in a lump sum within 45 days after the date of termination or resignation;

          c. Continue to provide Executive at Company expense all medical, disability and life insurance benefits provided to him immediately prior to the date of such termination or resignation (or, at the option of Executive, immediately prior to the date of the Change in Control) for a period of fifteen months following the date of such termination or resignation, or, if any of such benefits cannot be provided to Executive for such fifteen month period under the Companies policies as then in effect or under applicable law, then the Company shall pay Executive an amount equal to the monthly premiums paid on behalf of Executive for such benefits at the time of such termination or resignation for a period beginning on the date the Executive's participation in such benefits is prohibited and ending on the date that is fifteen months following the date of such termination or resignation, payable in monthly installments within five days after the end of each month;

          d. Accelerate the vesting of all unvested stock options granted to Executive under the Company's stock options ,granted to Executive under the Company's stock option or other benefit plans so that all such stock options will vest and

          e. Extend the post-termination exercise period for all unexercised stock options granted to Executive under the Company's stock option and other benefit plans so that all such stock options will be exercisable for the longer of (A) the period ending fifteen months following the date of such termination or resignation, or (B) the post-termination exercise period provided in such plan; and

          f. Reimbursement Executive for third party, out placement services actually incurred by Executive in an amount not to exceed $15,000, provided such expenses are accounted for by Executive m accordance with the policies and procedures by the Company.

     2.   Definitions.
          ------------

          a.   Change in Control: For purposes of this Agreement, the term
               -----------------
"Chang in Control; shall be deemed to have occurred if (i) any transaction (or series of transactions) is consummated whereby all, or substantially all, of the assets of the Company are sold, leased, exchanged or transferred, (ii) any person or entity, or group or affiliated persons or entities (other than any person who on the date of this Agreement is a director or officer of the Company, or their heirs, family members or trusts), becomes, directly or indirectly, the owner of securities of the Company which represent 50% or more of the combined voting power or equity, of the Company's then outstanding securities, (iii) any transaction is consummated whereby the Company merges or consolidates with or into another entity and the owners of the Company immediately prior to such merger or consolidation do not own, directly or indirectly 50% or more of the combined voting power and equity of. the surviving entity, or (iv) the shareholders of the company approve the dissolution or liquidation of the Company.

          b.   Termination without Cause. The Company in its sole discretion may
               -------------------------
termination Executive's employment at any time with or without Cause. For purposes of this Agreement, the Company shall be deemed to have terminated Executive without "Cause" following a Change in Control if Executive's employment is terminated for any reason other than the following: (i) Executive commits a felony or possesses, uses or sells illegal drugs; (ii) Executive significantly neglects, or materially inadequately performs, his duties as a employee of the Company, (iii) Executive breaches a fiduciary duty to the Company or its shareholders involving personal profit to Executive; (iv) Executive is deceased: or (v) Executive is disabled. Notwithstanding the foregoing, Executive shall be deemed to have been terminated without Cause (except in the case of death) unless the Company delivers to the Executive a copy of a resolution duly adopted by the affirmative vote of not less a majority of the entire membership of the company's Board of Directors finding that in the opinion of the Board Executive engaged in the applicable conduct set forth in subsection (i), (if) or (iii) above or Executive is disabled. For purposes of this Agreement Executive shall-be considered disabled if he has been physically or mentally incapable of performing his duties hereunder for (i) a continuous period of at least one hundred twenty (120) days or (if) a total of one hundred fifth (150) days during any one hundred and eighty (180) day period, and Executive has not recovered and returned to the full time performance of his duties within thirty days after written notice is given to him by the Company following such 120 day period or 180 day period, as the case may be.

          c.   Resignation with Good Reason. Executive may resign at any time
               ----------------------------
with or without Good Reason. For purposes of the Agreement, Executive shall be deemed to have resigned with "Good Reason" following a Change in Control if he resigns within ninety days after the Company has taken any of the following actions without Executive's express written consent; (i) the Company "Substantially Lessens Executive's Title" (as defined on Exhibit A attached hereto); (if) the Company assigns material duties To Executive's Senior Authority (as defined on Exhibit A attached hereto); (if) the Company assigns material duties to Executive which are materially inconsistent with Executive's status as an office of the Company; (iii) the Company reduces Executive's base salary or benefits from that in effect at the time of the Change in Control (unless such reduction is in connection with a salary or benefit reduction program of general application to officers of the Company); (iv) the Company requires Executive to be based more than fifty (50) miles from his present office location, except for required travel consistent with Executive's business travel obligations; or (v) the Company fails to obtain the assumption of this Agreement by any successor or assign of the Company.

     3.   The Company's Obligations Under This Agreement. Executive shall
          ----------------------------------------------
not be entitled to any of the benefits of Section 1 if the Company terminates Executive's employment or if Executive resigns under circumstances other than as specifically set forth in Section 1. The Benefits set forth in Section 1 constitute the sole obligations of the Company to Executive upon any termination or resignation and are in lieu of any damages or other compensation that Executive may claim under other Company policies or otherwise, except for Executive's salary which has been carnal up to the date of termination or resignation, compensation for any accrued and unused vacation up to the date of termination or resignation, reimbursement for business expenses incurred up to the date of termination or resignation (in accordance with the customary policies of the Company), and any benefits that the Company is required to provide to Executive after the date of termination or resignation under COBRA or pursuant to any ERISA plans of the

Company. The benefits on termination or resignation provided in this Agreement are in substitution for any severance or termination benefits otherwise agreeable under Company policies of general application. The benefits on termination or resignation provided in this Agreement shall not be reduced by any compensation or benefits received by Executive from any subsequent employer or any other third party.

     4.   Withholding of Taxes; Tax Reporting. The Company may withhold
          -----------------------------------
from any amounts payable under this Agreement all such Federal, state, city and other taxes, and may file with appropriate governmental authorities all such information, returns or other reports with respect to the tax consequences of any amounts payable under this Agreement, as may, in its judgment, be required by law.

     5.   Assignment. This Agreement may not be assigned by Executive. The
          ----------
Company shall be entitled to assign this Agreement to any successor in interest to its business. The Company will obtain an assumption of this Agreement by any successor or assign to all or substantially all of the business and/or assets of the Company (whether direct or indirect, by acquisition, merger, consolidation or otherwise), but the failure to obtain such assumption shall not prevent or delay such acquisition, merger, consolidation or other transaction or relieve the Company of its obligations under the Agreement. This Agreement shall bind and inure to the benefit of the Company's successors and assigns, as well as Executive heirs, executors, administrators, and legal representatives.

     6.   Notices. Any notice, request, demand or other communication
          -------
required or permitted hereunder shall be deemed to be properly given when personally served or three (3) days after deposit in the United States mail, registered or certified, postage prepaid, return receipt requested, addressed to the Company at its principal office or to Executive at his last known address. Either party may change its address by written notice in accordance with the
Section 7.

     7.   Entire Agreement. This Agreement, together with the documents
          ----------------
referenced herein, contains the entire agreement of the parties hereto with respect to the subject matter hereof it supersedes -any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, written, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or mended by oral agreement, but only by an agreement in writing signed by the Company and Executive.

     8.   Attorneys' Fees. In the event of any arbitration arising out of
          ---------------
the subject matter hereof, the prevailing party shall be affiliated to recover from the non-prevailing party its costs and expenses (including reasonable attorney's fees) incurred in such arbitration.

     9.   Arbitration. if any dispute hereafter arises between the parties
          -----------
hereto and/or their agents or employees relating to the terms and provisions of this Agreement or otherwise, including but not limited to any claim for breach of any contract or covenant (express or implied), tort claims, claims for discrimination or harassment (including, but not limited to race, sex, religion, national origin, age, handicap or disability), claims for compensation or benefits (except where a benefit plan or pension plan or insurance policy specifies a different claims procedure) and claims for violations of any federal, state or other governmental law, statute, regulation or ordinance (except for claims involving worker's compensation benefits), then either party may initiate arbitration proceedings in accordance with the Employment Rules of JAMS ENDispute, as the exclusive remedy for such dispute and in lieu of any court action, which is hereby consent to such arbitration, and any arbitration award shall be final and binding. Neither party shall disclose the existence of any dispute or the terms of any arbitration decision to any third party, other than legal-counsel, accountants, financial advisors or as required by law.

     10.  Termination. Except as to any amounts already owed under this
          -----------
Agreement due to a termination or resignation, this ,agreement shall terminate upon the closing of a public offering of the Company's stock pursuant to an effective registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

                              EXECUTIVE:



                              /s/ Frederick G. Thiel
                              ----------------------
                              Frederick G. Thiel


                              COMPANY:

                              LANTRONIX
                              a California corporation


                              By:   /s/ Bernhard Bruscha
                                    --------------------
                                    BERNHARD BRUSCHA
                              Its:  Chairman

                                   EXHIBIT A
                                   ---------

                               (Frederick Thiel)

     "Substantially Lessens Executive's Title" shall mean that the Executive does not have the title of Chief Executive officer or some higher title.

     The Company will be deemed to have Substantially Reduced Executive's Senior Authority if Executive no longer has authority, for directing the business and executive employees of the Company on a day-to-day basis.

                                FIRST AMENDMENT
                            TO EMPLOYMENT AGREEMENT


     This First Amendment to the Employment Agreement dated April 9, 1998, is made and executed by between Frederick G. Thiel ("Employee") and Lantronix, Inc., a California corporation ("Employer"). The following changes only are made to the Agreement:

     1.  Paragraph 3.1, Base Salary, is revoked in its entirety and the
                        -----------
following inserted in its place and stead:

         "The Employer shall pay to the Employee as base compensation the total sum of Two Hundred Thousand Dollars ($200,000.00) per year, payable at those intervals as the Employer shall pay other Executives, commencing April 9, 1999. Said base salary shall be subject to annual review by the Employer's Board of Directors."

     2.  Paragraph 3.2, Bonus, is revoked in its entirety and the following
                        -----
paragraph inserted in its place and stead:

         "In addition to said base salary, Employee shall also receive a bonus amount calculated in accordance with the Executive Incentive Compensation Program attached hereto and incorporated herewith as Exhibit `2.' Said bonus amount shall be paid quarterly and amount up to 50% of the annual base salary referenced in Paragraph 3.1 above."

     3.  Paragraph 3.3, Automobile Allowance, is revoked in its entirety and the
                        --------------------
following paragraph inserted in its place and stead:

         "Employee shall receive an automobile allowance of $800 per month."

     4.  In all other respects, the Employment Agreement dated April 9,
1998, as amended above shall remain unchanged and is hereby ratified, reaffirmed and approved.

"EMPLOYEE"                             "EMPLOYER"

                                       LANTRONIX, INC.

 /s/ FREDERICK G. THIEL
-----------------------
FREDERICK G. THIEL                     By:       /s/ BERNHARD BRUSCHA
                                          -----------------------------------

                                       Its:         Chairman
                                          -----------------------------------

                                SECOND AMENDMENT
                            TO EMPLOYMENT AGREEMENT


     This Second Amendment to the Employment Agreement dated April 9, 1998, is made and executed by and between Frederick G. Thiel ("Employee") and Lantronix, Inc., a Delaware corporation ("Employer"). The following changes only are made to the Agreement:

     1. Paragraph 1, Term, is hereby amended in its entirety to read as follows:
                     ----

        "Subject to this Agreement's terms and conditions, Employer agrees to employ Employee. The employment term shall commence April 9, 1998 and shall terminate September 30, 2001. The Employee will be employed by the Employer until such time as either or both parties choose to discontinue the employment. The employment relationship shall be that of an Employee at will."

     In all other respects, the Employment Agreement dated April 9, 1998, as amended above and as amended by the First Amendment to Employment Agreement, shall remain unchanged and is hereby ratified, reaffirmed and approved.

"EMPLOYEE"                               "EMPLOYER"

                                         LANTRONIX, INC.
/s/ FREDERICK G. THIEL
---------------------------
FREDERICK G. THIEL                       By: /s/ STEVEN V. COTTON
                                            -----------------------------------

                                         Its: Chief Financial Officer
                                              ---------------------------------